May 7, 2009

Eagle Rock Reports First-Quarter 2009 Financial Results

HOUSTON - Eagle Rock Energy Partners, L.P. (“Eagle Rock” or the “Partnership”) (NASDAQ: EROC) today announced its financial results for the three months ended March 31, 2009.  Notable events with respect to first-quarter 2009 included the following:

•	Adjusted EBITDA totaled $41.1 million, a decrease of 22% as compared to the $52.5 million reported in first-quarter 2008.
•
Announced a quarterly distribution with respect to the first quarter of 2009 of $0.025 per common unit, as compared to the $0.41 per unit distribution paid with respect to fourth-quarter 2008.  The Board of Directors elected to reduce the distribution in order to redirect cash flow to enhance liquidity.

•	Distributable Cash Flow totaled $26.1 million, a decrease of 32% as compared to the $38.5 million reported in first-quarter 2008.
•	Reported a net loss of $2.5 million, as compared to a net loss of $28.3 million for the first-quarter 2008.

“Our first quarter results reflect challenging business conditions, which we believe will persist throughout 2009.  The continued decline in commodity prices negatively impacted the financial results in each of our operating segments.  In addition, the fall in natural gas prices has caused many of our producer customers to curtail their drilling programs, which we expect will lower the throughput volumes of our midstream gathering lines and processing plants,” said Joseph A. Mills, chairman and chief executive officer.

He added, “First quarter results benefited significantly from our extensive portfolio of commodity derivatives.  Despite the dramatic fall in oil, natural gas, natural gas liquids and sulfur prices, we generated substantial distributable cash flow of $26.1 million.  The election by our Board to reduce the distribution will enable us to use our cash flow to enhance our liquidity.  Absent any unexpected operational issues or further significant production curtailments in our core areas, we believe we will be able to reduce our leverage or otherwise enhance our liquidity by $75 million to $100 million over the next year.  We strongly believe Eagle Rock and its unitholders will benefit from our enhanced liquidity and improved capital structure over the long term.”

Adjusted EBITDA and Distributable Cash Flow are non-GAAP financial measures that are defined below and reconciled to the most directly comparable GAAP financial measure of net income (loss) at the end of this release.

First-Quarter 2009 Financial Results

Eagle Rock analyzes and manages its operations under seven distinct segments: four segments in its Midstream Business - the Texas Panhandle, East Texas/Louisiana, South Texas and Gulf of Mexico Segments - and the Upstream, Minerals and Corporate Segments. The Corporate Segment includes the Partnership’s risk management (derivatives) and other corporate activities. Please refer to the financial tables at the end of this release for further detailed information.

Revenue for first-quarter 2009, including the impact of Eagle Rock’s realized and unrealized derivative gains and losses, decreased 30% to $191.9 million, compared with $273.5 million reported for first-quarter 2008.  First-quarter 2009 revenues included a realized gain on commodity derivatives of $30.8 million, as compared to first-quarter 2008 in which Eagle Rock recorded a $12.6 million realized commodity derivatives loss.  Eagle Rock also recorded an unrealized loss on commodity derivatives of $4.5 million in first-quarter 2009, as compared to a $33.1 million unrealized commodity derivatives loss in first-quarter 2008.  The unrealized commodity derivatives gain (loss) is a non-cash, mark-to-market amount which includes the amortization of commodity hedging costs.

Adjusted EBITDA for the first quarter of 2009 was $41.1 million, compared to $52.5 million in the first quarter 2008, representing a decrease of 22%.  First-quarter 2009 Distributable Cash Flow totaled $26.1 million compared to $38.5 million for the first quarter of 2008.  First-quarter 2009 Distributable Cash Flow represents 18.6x coverage of the first quarter 2009 distribution of $0.025 per common unit to be paid on May 15, 2009 and 1.3x coverage of the minimum quarterly distribution (the “MQD”) of $0.3625 per common unit as established in the partnership agreement.  Because the actual distribution paid is below the MQD, the common units will carry an arrearage of $0.3375 per unit with respect to the first quarter of 2009.  The Partnership is under no obligation to repay the arrearages, but all cumulative arrearages must be paid before any distributions can be made to the Partnership’s subordinated units.

First-quarter 2009 Adjusted EBITDA and Distributable Cash Flow exclude $12.2 million of non-cash amortization of commodity hedge costs, such as the amortization of put premiums and of hedge reset costs.   Including these costs, Distributable Cash Flow would have been $14.0 million, representing 10.0x coverage of the actual distribution paid and 0.7x coverage of the MQD.

First-Quarter 2009 Operating Results by Business

Midstream Business – Segment operating income for the Midstream Business in the first quarter of 2009 decreased by $28.8 million compared to the same period in 2008.  The decrease was caused by declining average realized prices for NGLs, condensate and natural gas which were, respectively, 60%, 49% and 50% lower in first-quarter 2009 compared to first-quarter 2008.  In addition, the Partnership experienced lower equity NGL production in its Texas Panhandle and East Texas/North Louisiana segments as a result of lower throughput and as a result of operating the processing plants in those regions in ethane rejection mode for much of the first two months of 2009.  These were partially offset by a 63% increase in fee-based gathering and treating revenues in first-quarter 2009 as compared to first-quarter 2008, primarily due to the acquisition of Millennium Midstream Partners, L.P.

Upstream Business – Segment operating income for Eagle Rock’s Upstream Business in the first quarter of 2009 decreased by $29.5 million compared to the same period in 2008.  The decrease was caused by a decline of approximately 71% in average realized crude oil, natural gas liquids and natural gas prices, as well as a reduction in the average realized price of sulfur from $205/long ton in the first quarter of 2008 to a net expense of $15/long ton in the first quarter of 2009.  Production volumes were up 2.9% in the first quarter of 2009 as compared to the first quarter of 2008, due to the contribution of the Stanolind Acquisition partially offset by natural production declines in Alabama and East Texas.

Minerals Business – Segment operating income from the Minerals Business in the first quarter of 2009 decreased by $2.8 million compared to the same period in 2008.  The decrease was due to realized prices in the first-quarter 2009 that were approximately 56% below those realized in the same period one year prior and due to reduced lease bonus income as compared to first-quarter 2008.

Capitalization and Liquidity Update

Total funded debt under the Partnership’s revolving credit facility as of March 31, 2009 was approximately $837.4 million.  The credit facility has aggregate commitments of approximately $971 million after adjusting for the unfunded portion of Lehman Brothers’ commitment.  Availability under the credit facility is a function of undrawn commitments and the limitations imposed by the borrowing base for the Upstream Business and traditional cash-flow based covenants for the Midstream and Minerals Businesses.

As of March 31, 2009, the borrowing base for the Upstream Business was $206 million.  As part of our normal, semi-annual borrowing base re-determination, the borrowing base was re-determined in late April 2009 to $135 million. The reduction was a result of lower expected future commodity prices and will result in a higher allocation of indebtedness to the Midstream and Minerals Businesses and, absent a commensurate reduction in debt or increase in Adjusted EBITDA, a rise in Eagle Rock’s leverage ratio in future quarters.

As of March 31, 2009, the unused capacity available under the credit agreement, based on financial covenants, was approximately $134 million.  As of the date of this press release, however, the Partnership’s availability under the credit agreement is approximately $100 million after considering the reduction in the borrowing base and debt repayments of approximately $17 million subsequent to March 31, 2009.

The Partnership is in compliance with its financial covenants and has no maturities under its credit facility until December 2012. As of March 31, 2009, Eagle Rock’s interest coverage ratio, as defined in the credit agreement, was 6.0 compared to a minimum interest coverage ratio of 2.5, and Eagle Rock’s leverage ratio, as defined in the credit agreement, was 4.0 compared to a maximum leverage ratio of 5.0 (5.25 through March 31, 2009 as a result of the Millennium acquisition).  As a result of (i) the April 2009 borrowing base re-determination, which results in a greater amount of our outstanding debt being allocated to the leverage ratio and (ii) the debt repayment subsequent to March 31, 2009, management estimates Eagle Rock’s leverage ratio increased to approximately 4.4 as of the date of this press release.    Management’s intention is to reduce debt and/or enhance Adjusted EBITDA in order to achieve a leverage ratio of approximately 3.0 to 3.5.  Part of this plan to enhance the Partnership’s overall capitalization involves the distribution reduction announced on April 29, 2009, discussed more fully below.  As of March 31, 2009, the Partnership’s net book value totaled $696 million.  Although it cannot provide any assurances, management expects its debt reduction plan to enhance this value going forward.

Management is also investigating potential asset sales to reduce leverage levels, which could range from small, discrete midstream systems to the sale of certain portions of its Upstream or Minerals Businesses.  The Partnership’s decision to enter into any asset sales will depend on numerous factors, including the potential purchase price for the assets, the extent to which the sales would be credit enhancing, the type of consideration offered and the likelihood of successfully completing the transaction.

Unit Distributions

On April 29, 2009, Eagle Rock announced a first-quarter 2009 cash distribution of $0.025 per unit, or $0.10 per unit on an annualized basis, for all of its outstanding common units.  Pursuant to the partnership agreement, Eagle Rock’s general partner will also receive the $0.025 per unit distribution on its 844,551 general partner units.  Eagle Rock will not pay a distribution on the subordinated units for the first quarter of 2009.  The distribution to the common and general partner units will be paid on May 15, 2009 to unitholders of record on May 11, 2009.

The Board of Directors made the decision to substantially reduce the distribution, from the fourth-quarter 2008 distribution of $0.41 per unit to all unitholders, because of the continued significant decline in commodity prices and drilling activity, and the concern that these conditions may persist for the next twelve to twenty-four months.  Management expects the Partnership to continue with a reduced distribution rate below the minimum quarterly distribution until commodity prices rise to a level that supports resumed drilling activity in its core areas and, in the opinion of the Board of Directors, the Partnership’s liquidity has sufficiently improved.

Because Eagle Rock’s 20.7 million outstanding subordinated units have not yet converted into common units, each common unit will carry a cumulative arrearage equal to the sum of the amount by which each actual quarterly distribution (starting with the distribution for the first quarter of 2009) is below the MQD of $0.3625, per the provisions of Eagle Rock’s Partnership Agreement. In general, before the Partnership can make any distributions to the subordinated units, all arrearages must first be paid to common unitholders, and the distribution rate to the common unitholders must equal the MQD. However, the Partnership is not required to pay the arrearages, except in certain circumstances described in the partnership agreement, and may choose not to pay the arrearages.

“Board of Directors” in this press release refers to the Board of Directors of the general partner of the general partner of the Partnership.

Conference Call

Eagle Rock will hold a conference call to discuss its first-quarter 2009 financial results on Friday, May 8 at 10 a.m. Eastern Time (9 a.m. Central Time).

Interested parties may listen live over the internet or via telephone. To listen live over the internet, log on to the Partnership’s web site at www.eaglerockenergy.com. To participate by telephone, the call in number is 888-679-8035, confirmation code 52772490.  Investors are advised to dial into the call at least 15 minutes prior to the call to register. Participants may pre-register for the call by using the following link to pre-register and view important information about this conference call.  Pre-registering is not mandatory but is recommended as it will provide you immediate entry to the call and will facilitate the timely start of the call. Pre-registration only takes a few minutes and you may pre-register at any time, including up to and after the call start To pre-register, please click https://www.theconferencingservice.com/prereg/key.process?key=PTBVN7ECC.  (Due to its length, this URL may need to be copied/pasted into your internet browser’s address field.  Remove extra space if one exists.)  An audio replay of the conference call will also be available for thirty days by dialing 888-286-8010, confirmation code 43296471. In addition, a replay of the audio webcast will be available within a few days after the call on Eagle Rock’s website.

About the Partnership

The Partnership is a growth-oriented master limited partnership engaged in three businesses: a) midstream, which includes (i) gathering, compressing, treating, processing and transporting natural gas; (ii) fractionating and transporting natural gas liquids; and (iii) marketing natural gas, condensate and NGLs; b) upstream, which includes acquiring, exploiting, developing, and producing interests in oil and natural gas properties; and c) minerals, which includes acquiring and managing fee mineral and royalty interests, either through direct ownership or through investment in other partnerships in properties located in multiple producing trends across the United States. Its corporate office is located in Houston, Texas.

Contact:

Eagle Rock Energy Partners, L.P.
Jeff Wood, 281-408-1203
Senior Vice President and Chief Financial Officer

Use of Non-GAAP Financial Measures

This news release and the accompanying schedules include the non-generally accepted accounting principles, or non-GAAP, financial measures of Adjusted EBITDA and Distributable Cash Flow. The accompanying non-GAAP financial measures schedules (after the financial schedules) provide reconciliations of these non-GAAP financial measures to their most directly comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the United States, or GAAP. Non-GAAP financial measures should not be considered as alternatives to GAAP measures such as net income (loss), operating income (loss), cash flows from operating activities or any other GAAP measure of liquidity or financial performance.

Eagle Rock defines Adjusted EBITDA as net income (loss) plus or (minus) income tax provision (benefit); interest-net, including realized interest rate risk management instruments and other expense; depreciation, depletion and amortization expense, impairment expense; other operating expense, non-recurring; other non-cash operating and general and administrative expenses, including non-cash compensation related to our equity-based compensation program; unrealized (gains) losses on commodity and interest rate risk management related instruments; and other (income) expense.

Eagle Rock uses Adjusted EBITDA as a measure of its core profitability to assess the financial performance of its assets. Adjusted EBITDA also is used as a supplemental financial measure by external users of Eagle Rock’s financial statements such as investors, commercial banks and research analysts. For example, the Partnership’s lenders under its revolving credit facility use a variant of its Adjusted EBITDA in a compliance covenant designed to measure the viability of Eagle Rock and its ability to perform under the terms of the revolving credit facility; Eagle Rock, therefore, uses Adjusted EBITDA to measure its compliance with its revolving credit facility. Eagle Rock believes that investors benefit from having access to the same financial measures that its management uses in evaluating performance. Adjusted EBITDA is useful in determining Eagle Rock’s ability to sustain or increase distributions. By excluding unrealized derivative gains (losses), a non-cash, mark-to-market benefit (charge) which represents the change in fair market value of the Partnership executed derivative instruments and is independent of its assets’ performance or cash flow generating ability, Eagle Rock believes Adjusted EBITDA reflects more accurately the Partnership’s ability to generate cash sufficient to pay interest costs, support its level of indebtedness, make cash distributions to its unitholders and general partner and finance its maintenance capital expenditures. Eagle Rock further believes that Adjusted EBITDA also describes more accurately the underlying performance of its operating assets by isolating the performance of its operating assets from the impact of an unrealized, non-cash measure designed to describe the fluctuating inherent value of a financial asset. Similarly, by excluding the impact of non-recurring discontinued operations, Adjusted EBITDA provides users of the Partnership’s financial statements a more accurate picture of its current assets’ cash generation ability, independently from that of assets which are no longer a part of its operations.

Eagle Rock’s Adjusted EBITDA definition may not be comparable to Adjusted EBITDA or similarly titled measures of other entities, as other entities may not calculate Adjusted EBITDA in the same manner as Eagle Rock. For example, the Partnership includes in Adjusted EBITDA the actual settlement revenue created from its commodity hedges by virtue of transactions undertaken by it to reset commodity hedges to higher prices or purchase puts or other similar floors despite the fact that the Partnership excludes from Adjusted EBITDA any charge for amortization of the cost of such commodity hedge reset transactions or puts. Eagle Rock has reconciled Adjusted EBITDA to the GAAP financial measure of net income (loss) at the end of this release.

Distributable Cash Flow is defined as Adjusted EBITDA minus:  (i) maintenance capital expenditures; (ii) cash interest expense; (iii) cash income taxes; and (iv) the addition of losses or subtraction of gains relating to other miscellaneous non-cash amounts affecting net income (loss) for the period. Maintenance capital expenditures represent: a) in our Midstream Business, capital expenditures made to replace partially or fully depreciated assets, to meet regulatory requirements, to maintain the existing operating capacity of our assets and extend their useful lives, or to connect wells to maintain existing system volumes and related cash flows; and b) in our Upstream Business, capital which is expended to maintain our production and cash flow levels in the near future.

Distributable Cash Flow is a significant performance metric used by senior management to compare cash flows generated by the Partnership (excluding growth capital expenditures and prior to the establishment of any retained cash reserves by the Board of Directors) to the cash distributions expected to be paid to unitholders. Using this metric, management can quickly compute the coverage ratio of estimated cash flows to planned cash distributions. This financial measure also is important to investors as an indicator of whether the Partnership is generating cash flow at a level that can sustain or support an increase in quarterly distribution rates.  Actual distributions are set by the Board of Directors.

The GAAP measure most directly comparable to Distributable Cash Flow is net income (loss).  Eagle Rock’s Distributable Cash Flow definition may not be comparable to Distributable Cash Flow or similarly titled measures of other entities, as other entities may not calculate Distributable Cash Flow (and Adjusted EBITDA, on which it builds) in the same manner as Eagle Rock.  See the example given above for Adjusted EBITDA related to amortization of costs of commodity hedges.  Eagle Rock has reconciled Distributable Cash Flow to the GAAP financial measure of net income/(loss) at the end of this release.

This news release may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Partnership expects, believes or anticipates will or may occur in the future are forward-looking statements.  These statements are based on certain assumptions made by the Partnership based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances.  Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Partnership, which may cause the Partnership’s actual results to differ materially from those implied or expressed by the forward-looking statements.  For a detailed list of the Partnership’s risk factors, please consult the Partnership’s Form 10-K, filed with the Securities and Exchange Commission for the year ended December 31, 2008, and the Partnership’s Forms 10-Q filed with the SEC for subsequent quarters.

Eagle Rock Energy Partners, L.P.
Consolidated Statements of Operations
($ in thousands)
(unaudited)

	Three Months		Three Months
	Ended March. 31,		Ended
	2009	2008	Dec. 31, 2008

REVENUE:

Natural gas, NGLs, condensate, oil
and sulfur sales	$150,652	$304,974	$220,328
Gathering, compression, processing and treating fees	11,667	7,143	11,130
Minerals and royalty income	3,239	6,958	8,388
Unrealized commodity derivative gains (losses)	(4,522)	(33,072)	241,205
Realized commodity derivative gains (losses)	30,778	(12,575)	18,329
Other income	42	60	106
Total Revenue	191,856	273,488	499,486

COSTS AND EXPENSES:
Cost of natural gas and NGLs	125,819	224,074	160,333
Operations and maintenance	18,201	15,566	18,848
Taxes other than income	2,978	4,347	4,961
Impairment	242	-	143,857
Goodwill impairment	-	-	30,994
General and administrative	12,538	11,242	14,540
Other operating	-	-	565
Depreciation, depletion and amortization	30,063	25,745	35,955
Total Costs and Expenses	189,841	280,974	410,053

OPERATING INCOME ( LOSS)	2,015	(7,486)	89,433

Other Income (Expense):
Interest income	32	301	120
Other income	560	1,547	2,461
Interest expense, net	(7,539)	(9,104)	(9,308)
Unrealized interest rate derivative gains (losses)	3,099	(13,660)	(27,245)
Realized interest rate derivative gains (losses)	(3,482)	(101)	(311)
Other expense	(267)	(215)	(303)
Total Other Income (Expense)	(7,597)	(21,232)	(34,586)

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(5,582)	(28,718)	54,847

Income tax (benefit) provision	(2,730)	(102)	366

INCOME FROM CONTINUING OPERATIONS	(2,852)	(28,616)	54,481

DISCONTINUED OPERATIONS	307	288	316
NET INCOME ( LOSS)	$(2,545)	$(28,328)	$54,797

Eagle Rock Energy Partners, L.P.
Consolidated Balance Sheets
($ in thousands)
(unaudited)

	March 31,	December 31,
	2009	2008

Assets
Current assets:
Cash and cash equivalents	$9,831	$17,916
Accounts receivable	89,020	115,932
Risk management assets	108,839	76,769
Prepayments and other current assets	4,944	2,607
	212,634	213,224

Property plant and equipment - net	1,344,424	1,357,609
Intangible assets - net	149,549	154,206
Risk management assets	17,440	32,451
Other assets	17,112	15,571
Total assets	$1,741,159	$1,773,061

Liabilities and Members' Equity
Current liabilities:
Accounts payable	$76,189	$116,578
Due to affiliate	11,670	4,473
Accrued liabilities	14,107	19,565
Taxes payable	1,495	1,559
Risk management liabilities	14,505	13,763
	117,966	155,938

Long-term debt	837,383	799,383
Asset retirement obligations	20,151	19,872
Deferred tax liability	39,543	42,349
Risk management liabilities	30,024	26,182
Other Long-term liabilities	330	1,622

Members' equity
Common unitholders	602,602	625,590
Subordinated unitholders	97,197	105,839
General partner	(4,037)	(3,714)
	695,762	727,715
Total Liabilities and Members' Equity	$1,741,159	$1,773,061

Eagle Rock Energy Partners, L.P.
Midstream Segment
Operating Income
($ in thousands)
(unaudited)

	Three Months Ended		Three Months
	March 31,		Ended
	2009	2008	Dec. 31, 2008

Texas Panhandle
Revenues:
Natural gas, NGLs, oil and condensate sales	$62,950	$153,855	$78,547
Gathering, compression, processing, and treating services	2,813	2,469	2,405
Total revenues	65,763	156,324	80,952
Cost of natural gas and NGLs	51,947	120,118	60,236
Operating costs and expenses:
Operations and maintenance	8,145	7,748	8,616
Depreciation, depletion and amortization	11,096	10,709	11,101
Total operating costs and expenses	19,241	18,457	19,717
Operating income	$(5,425)	$17,749	$999

East Texas/Louisiana (1)
Revenues:
Natural gas, NGLs, oil and condensate sales	$47,451	$66,959	$66,724
Gathering, compression, processing, and treating services	7,209	3,448	6,264
Total revenues	54,660	70,407	72,988
Cost of natural gas and NGLs	45,009	60,019	59,093
Operating costs and expenses:
Operations and maintenance	4,552	3,480	5,058
Impairment	-	-	26,994
Depreciation, depletion and amortization	4,771	2,869	4,713
Total operating costs and expenses	9,323	6,349	36,765
Operating income	$328	$4,039	$(22,870)

South Texas (1)
Revenues:
Natural gas, NGLs, oil and condensate sales	$24,390	$45,194	$41,533
Gathering, compression, processing, and treating services	1,557	1,226	1,758
Other	3	2	13
Total revenues	25,950	46,422	43,304
Cost of natural gas and NGLs	23,671	43,937	39,628
Operating costs and expenses:
Operations and maintenance	1,061	653	1,062
Impairment	-	-	8,105
Depreciation, depletion and amortization	1,424	939	1,616
Total operating costs and expenses	2,485	1,592	10,783
Operating income (loss) from continuing operations	(206)	893	(7,107)
Discontinued Operations	307	288	316
Operating income	$101	$1,181	$(6,791)

Gulf of Mexico(1)
Revenues:
Natural gas, NGLs, oil and condensate sales	$6,222	$-	$952
Gathering, compression, processing, and treating services	88	-	703
Total revenues	6,310	-	1,655
Cost of natural gas and NGLs	5,192	-	1,376
Operating costs and expenses:
Operations and maintenance	418	-	605
Depreciation, depletion and amortization	1,488	-	1,521
Total operating costs and expenses	1,906	-	2,126
Operating income	$(788)	$-	$(1,847)

(1)	Includes operations related to the Millennium Acquisition effective October 1, 2008

Eagle Rock Energy Partners, L.P.
Segment Summary
Operating Income
($ in thousands)
(unaudited)

	Three Months Ended March 31,		Three Months
			Ended
	2009	2008	Dec. 31, 2008

Midstream
Revenues:
Natural gas, NGLs, oil and condensate sales	$141,013	$266,008	$187,756
Gathering, compression, processing and treating services	11,667	7,143	11,130
Other	3	2	13
Total revenues	152,683	273,153	198,899
Cost of natural gas and NGLs	125,819	224,074	160,333
Operating costs and expenses:
Operations and maintenance	14,176	11,881	15,341
Impairment	-	-	35,099
Depletion, depreciation and amortization	18,779	14,517	18,951
Total operating costs and expenses	32,955	26,398	69,391
Operating income (loss) from continuing operations	(6,091)	22,681	(30,825)
Discontinued Operations	307	288	316
Operating income	$(5,784)	$22,969	$(30,509)

Upstream (1)
Revenues:
Oil and condensate	$5,958	$18,333	$10,373
Natural gas	1,895	7,126	8,159
NGLs	2,226	8,140	4,006
Sulfur	(440)	5,367	10,034
Other	39	58	93
Total revenues	9,678	39,024	32,665
Operating costs and expenses:
Operations and maintenance	6,532	7,589	8,112
Impairment	242	-	107,017
Goodwill Impairment	-	-	30,994
Depreciation, depletion and amortization	9,396	8,425	15,488
Total operating costs and expenses	16,170	16,014	161,611
Operating income	$(6,492)	$23,010	$(128,946)

Minerals
Revenues:
Oil and condensate	$1,676	$3,367	$1,848
Natural gas	865	2,209	1,633
NGLs	129	235	317
Lease bonus, rentals and other	569	1,147	4,590
Total revenues	3,239	6,958	8,388
Operating costs and expenses:
Operations and maintenance	471	443	356
Impairment	-	-	1,741
Depreciation, depletion and amortization	1,675	2,611	1,314
Total operating costs and expenses	2,146	3,054	3,411
Operating income	$1,093	$3,904	$4,977

Corporate
Revenues:
Unrealized commodity derivative gains (losses)	$(4,522)	$(33,072)	$241,205
Realized commodity derivative gains ( losses)	30,778	(12,575)	18,329
Total revenues	26,256	(45,647)	259,534
General and administrative	12,538	11,242	14,540
Depreciation, depletion and amortization	213	192	202
Other operating expense	-	-	565
Operating income (loss)	$13,505	$(57,081)	$244,227

(1) Includes operations from the Stanolind acquisition beginning on May 1, 2008

Eagle Rock Energy Partners, L.P.
Midstream Operations Information
(unaudited)

	Three Months Ended March. 31,		Three Months
			Ended
	2009	2008	Dec. 31, 2008

Gas gathering volumes - (Average Mcf/d)
Texas Panhandle	144,203	154,570	144,155
East Texas/Louisiana	271,571	163,817	275,592
South Texas	97,413	78,075	111,111
Gulf of Mexico	116,627	-	47,796
Total	629,814	396,462	578,654

NGLs - (Net equity gallons)
Texas Panhandle	10,635,049	13,933,466	12,831,985
East Texas/Louisiana	2,676,419	4,950,723	9,416,499
South Texas	224,505	-	591,683
Gulf of Mexico	1,712,150	-	176,962
Total	15,248,123	18,884,189	23,017,129

Condensate - (Net equity gallons)
Texas Panhandle	6,192,426	7,950,786	9,395,225
East Texas/Louisiana	435,291	352,875	506,793
South Texas	647,460	449,862	422,617
Gulf of Mexico	-	-	-
Total	7,275,177	8,753,523	10,324,635

Natural gas short position - (Average MMbtu/d)
Texas Panhandle	(6,141)	(7,263)	(6,054)
East Texas/Louisiana	3,277	367	3,041
South Texas	500	500	500
Total	(2,364)	(6,396)	(2,513)

Average realized NGL price - per Bbl
Texas Panhandle	$24.61	$62.96	$28.89
East Texas/Louisiana	$18.98	$52.52	$29.37
South Texas	$25.89	$86.18	$32.52
Gulf of Mexico	$27.96	$-	$20.58
Weighted average	$23.61	$59.59	$29.34

Average realized condensate price - per Bbl
Texas Panhandle	$47.23	$90.80	$64.53
East Texas/Louisiana	$50.75	$102.59	$63.18
South Texas	$26.87	$90.18	$53.40
Gulf of Mexico	$42.14	$-	$-
Weighted average	$46.83	$91.44	$64.00

Average realized natural gas price - per MMbtu
Texas Panhandle	$3.45	$7.41	$4.08
East Texas/Louisiana	$4.29	$8.61	$6.59
South Texas	$4.35	$8.24	$6.08
Gulf of Mexico	$6.27	$-	$6.64
Weighted average	$3.98	$7.95	$6.75

Eagle Rock Energy Partners, L.P.
Upstream and Minerals Operations Information
(unaudited)

	Three Months Ended March. 31,		Three Months
			Ended
	2009	2008	Dec. 31, 2008

Upstream
Production:
Oil and condensate (Bbl)	210,451	201,405	214,988
Gas (Mcf)	890,803	842,197	1,173,756
NGLs (Bbl)	123,779	127,453	115,497
Total Mcfe	2,896,183	2,815,345	3,156,666

Sulfur (Long ton)	28,606	26,232	33,024

Realized prices, excluding derivatives:
Oil and condensate (per Bbl)	$28.31	$91.03	$48.25
Gas (per Mcf)	$2.13	$8.46	$6.95
NGLs (per Bbl)	$17.98	$63.87	$34.68
Sulfur (per Long ton)	$(15.38)	$204.60	$303.84
	-		-
Operating statistics:
Operating costs per Mcfe (incl production taxes)	$2.26	$2.70	$2.57
Operating costs per Mcfe (excl production taxes)	$1.66	$1.78	$1.40
Operating Income per Mcfe	$(2.24)	$8.17	$(40.85)

Drilling program (gross wells):
Development wells	5	5	6
Completions	4	5	5
Workovers	2	-	1
Recompletions	1	3	1

Minerals
Production:
Oil and condensate (Bbl)	43,026	37,833	35,407
Gas (Mcf)	282,202	315,956	298,414
NGLs (Bbl)	5,711	4,185	8,917
Total Mcfe	574,624	568,064	564,358

Realized prices, excluding derivatives:
Oil and condensate (per Bbl)	$38.95	$89.00	$52.19
Gas (per Mcf)	$3.07	$6.99	$5.47
NGLs (per Bbl)	$22.59	$56.15	$35.55

Eagle Rock Energy Partners, L.P.
GAAP to Non-GAAP Reconciliations
($ in thousands)
(unaudited)

Net income (loss) to adjusted EBITDA
	Three Months Ended March. 31,		Three Months Ended

	2009	2008	Dec. 31, 2008

Net income (loss), as reported	$(2,545)	$(28,328)	$54,797

Depreciation, depletion and
amortization expense	30,063	25,745	35,955
Impairment	242	-	174,851
Risk management interest related
instruments-unrealized	(3,099)	13,660	27,245
Risk management commodity related
instruments-unrealized, including amortization of
commodity derivative costs	4,522	33,072	(241,205)
Other operating expenses (non-recurring) (1)	-	-	565
Non-cash mark-to-market of Upstream product imbalances	2,032	-	-
Restricted units non-cash amortization expense	2,231	1,159	3,547
Income tax provision (benefit)	(2,730)	(102)	366
Interest - net including realized risk
management instruments and other expense	11,256	9,119	9,802
Non-recurring operations (1)
Other (income)/expense	(560)	(1,547)	(2,461)
Discontinued operations	(307)	(288)	(316)
Adjusted EBITDA	$41,105	$52,490	$63,146

Net income (loss) to distributable cash flow

Net income (loss), as reported	$(2,545)	$(28,328)	$54,797

Depreciation, depletion and
amortization expense	30,063	25,745	35,955
Impairment	242	-	174,851
Risk management interest related
instruments-unrealized	(3,099)	13,660	27,245
Risk management commodity related
instruments-unrealized, including amortization of
commodity derivative costs	4,522	33,072	(241,205)
Capital expenditures-maintenance related	(3,645)	(4,861)	(6,038)
Loss on sale of investment	-		-
Non-cash mark-to-market of Upstream product imbalances	2,032	-	-
Restricted units non-cash amortization expense	2,231	1,159	3,547
Other operating expenses (non-recurring) (1)	-	-	565
Income tax provision (benefit)	(2,730)	-	366
Other (income)/expense	(560)	(1,547)	(2,461)
Cash income taxes	(77)	(138)	(456)
Discontinued operations	(307)	(288)	(316)
Distributable cash flow	$26,127	$38,474	$46,850

(1) Includes: SemGroup bad debt expense for the three months ended December 31, 2008

Supplemental Information
($ in thousands)

	Three Months Ended March 31,		Three Months Ended

	2009	2008	Dec. 31, 2008

Amortization of commodity derivative costs	$12,159	$2,260	$6,510